Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 033-91438, Form S-3 No. 33-92548, Form S-8 No. 333-03450, Form S-8 No. 333-03452, Form S-8 No. 333-03454, Form S-8 No. 333-13521, Form S-3 No. 333-21905, Form S-3 No. 333-23005, Form S-3 No. 333-33893, Form S-3 No. 333-37273, Form S-3 No. 333-37565, Form S-3 No. 333-38071, Form S-3 No. 333-41049, Form S-3 No. 333-42417, Form S-3 No. 333-47563, Form S-3 No. 333-57863, Form S-8 No. 333-64377, Form S-8 No. 333-64379, Form S-8 No. 333-69728, Form S-3 No. 333-77941, and Form S-8 No. 333-85684, Form S-8 No. 333-133250) of Crescent Real Estate Equities Company of our report dated February 28, 2007, relating to the consolidated financial statements of Americold Realty Trust and Subsidiaries which (i) expresses an unqualified opinion, and (ii) contains an explanatory paragraph relating to the December 31, 2006, adoption of Statement of Financial Accounting Standards No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Benefit Plans—an amendment to FASB Statements No. 87, 88, 106, and 132R”, appearing in this Annual Report on Form 10-K of Crescent Real Estate Equities Company for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Atlanta, Georgia March 15, 2007